Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Heritage Financial Corporation of our report dated February 24, 2023 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Heritage Financial Corporation for the fiscal year ended December 31, 2022.

/s/ Crowe LLP

Crowe LLP

Denver, Colorado
May 8, 2023